                                   EXHIBIT 11

                      COMPUTATION OF NET INCOME PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                                        FISCAL YEAR ENDED
                                                         -----------------------------------------------
                                                         JUNE 27, 1997    JUNE 30, 1996    JUNE 30, 1995
                                                         -------------    -------------    -------------
Primary:
  Average shares outstanding..........................        39,388           38,975           39,146
                                                          ==========       ==========       ==========
  Net Income..........................................     $ 207,508        $ 178,367        $ 154,466
                                                          ==========       ==========       ==========
     Net income per share.............................         $5.27            $4.58            $3.95
                                                          ==========       ==========       ==========
Fully diluted:
  Total primary average shares outstanding............        39,388           38,975           39,146
  Dilutive stock options and employee stock purchase
     plan shares -- based on treasury stock method
     using the greater of year-end market price or
     average market price.............................           216              128              132
                                                         -----------      -----------      -----------
  Total fully diluted average shares outstanding......        39,604           39,103           39,278
                                                          ==========       ==========       ==========
     Net income per share.............................         $5.24            $4.56            $3.93
                                                          ==========       ==========       ==========

                                       36